Exhibit 23.1

Pannell Kerr Forster

CONSENT OF INDEPENDENT AUDITORS

June 6, 2005

Newport Gold, Inc.
220 - 1495 Ridgeview Drive,

Reno, Nevada 89509

Re: Form SB-1 Registration Statement

Dear Sir or Madam:

We hereby consent to use in the Prospectus constituting a part of this Registration Statement on Form SB-1 of our report dated April 11, 2005, relating to the financial statements of Newport Gold, Inc., which are contained in this prospectus.

We also consent to the reference to us under the captions "Experts" in the Prospectus.

/s/ Pannell Kerr Forster
__________________________________
Pannell Kerr Forster
(Registered with the PCAOB as "Smythe Ratcliffe")
 Chartered Accountants

Vancouver, British Columbia

June 6, 2005

PKF International 7th Floor, Marine Building 355 Burrard Street., Vancouver, B.C., Canada, V6C 2G8 Telephone: 604.687.1231 Facsimile: 604.688.4675